UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation. As part of its annual compensation process on April 10, 2019, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Marvell Technology Group Ltd. (the “Company”) determined the annual base salaries of certain of the Company’s named executive officers for fiscal year 2020. The Committee increased Mr. Murphy’s base salary by 12.5% to $900,000, which will align his base salary with the 50th percentile of the peer group. The Committee determined that this adjustment was appropriate considering Mr. Murphy’s individual performance in the prior fiscal year and after a review of the relevant market data, which placed his prior salary at the 22nd percentile of the peer group. The annual base salary changes are effective as of April 1, 2019. The Committee has also approved in March, 2019 the annual incentive payments under the Company’s Annual Incentive Plan for fiscal year 2019 for the named executive officers for the 2019 fiscal year. Based on the Company’s performance against its financial objectives, a bonus payout of 68% of the target was approved as set forth in the table below (in 000’s):

Executives	FY20 Annual Salary	FY20 Salary % Increase	FY19 Target Annual Bonus	FY19 Funding Factor	FY19 Actual Payout
Matthew Murphy	$900	12.5%	$1,200.0	68%	$816.0
Jean Hu	$500	4%	$480.0	68%	$326.4
Neil Kim	$450	0%	$337.5	68%	$229.5
Mitchell Gaynor	$480	2%	$352.5	68%	$239.7
Thomas Lagatta	$450	0%	$337.5	68%	$229.5

FY20 Equity Compensation. In addition to granting executive officers time-based restricted stock awards and awards based on the Company’s relative total shareholder return, the Committee granted certain executives and employees Value Creation Awards that have been designed to provide them with a strong incentive to create a substantial increase in shareholder value. Vesting of these performance-based restricted stock units is dependent upon a significant increase in the Company’s stock price. The performance condition will be satisfied once the Company’s average stock price equals or exceeds $40.00 per share for 100 calendar days prior to the fourth anniversary of the date of grant (“Performance Condition”). The shares vest one year after the date the Performance Condition is satisfied. In the event of a change in control, the Performance Condition may be deemed partially satisfied depending on the value received in the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2019

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Executive Vice President, Chief Administration and Legal Officer and Secretary